Exhibit 10.2

SECOND AMENDMENT TO CREDIT AGREEMENT

AND FIRST AMENDMENT TO PLEDGE AGREEMENT

THIS SECOND AMENDMENT TO CREDIT AGREEMENT AND FIRST AMENDMENT TO PLEDGE AGREEMENT (this “Agreement”), dated as of September 30, 2018, is entered into by and among EXTREME NETWORKS, INC., a Delaware corporation (the “Borrower”), ENTERASYS NETWORKS, INC., a Delaware corporation (“Enterasys”), the several banks and other financial institutions or entities party hereto (each a “Lender” and, collectively, the “Lenders”), and BANK OF MONTREAL (“BMO), as administrative and collateral agent (in such capacity, the “Administrative Agent”). Unless otherwise defined herein, terms defined in the Credit Agreement (defined below) and used herein shall have the respective meanings given to such terms in the Credit Agreement.

RECITALS

A.The Borrower, the Lenders and the Administrative Agent are parties to that certain Credit Agreement, dated as of May 1, 2018, as amended by that certain First Amendment to Credit Agreement, dated as of June 28, 2018, among the Borrower, Enterasys, the Lenders and the Administrative Agent (as so amended, the “Credit Agreement”).

B.Reference is made to the Pledge Agreement, dated as of May 1, 2018, made by Enterasys in favor of the Administrative Agent (as amended, restated, amended and restated, supplemented, restructured or otherwise modified prior to the date hereof, the “Pledge Agreement”).

C.The Borrower and Enterasys have requested that the Administrative Agent and the Lenders party hereto agree to amend the Credit Agreement and the Pledge Agreement in the manner described in Section 1 hereof.

D.The Administrative Agent and the Lenders party hereto have agreed to so amend the Credit Agreement and the Pledge Agreement upon the terms and conditions set forth herein.

ACCORDINGLY, subject to the satisfaction of the conditions to effectiveness described in Section 2 of this Agreement, the parties hereto hereby agree as follows:

AGREEMENT

SECTION 1Amendments.

(a)The following definition of “Beneficial Ownership Regulation” is hereby added in appropriate alphabetical order in Section 1.1 of the Credit Agreement:

“Beneficial Ownership Regulation” means 31 C.F.R § 1010.230.

(b)The following definition of “Irish Guarantor” is hereby added in appropriate alphabetical order in Section 1.1 of the Credit Agreement:

“Irish Guarantor”: Extreme Networks Ireland Holding Limited, an Irish company limited by shares.

(c) The definition of “Excluded Assets” in Section 1.1 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

“Excluded Assets”: as defined in the Guarantee and Collateral Agreement; provided, however, that notwithstanding anything to the contrary in any Loan Document, any right title or interest of any Loan Party or Enterasys in the outstanding voting Capital Stock or other Equity Interest in the Irish Guarantor shall not be Excluded Assets.

(d)The definition of “Excluded Foreign Subsidiary” in Section 1.1 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

““Excluded Foreign Subsidiary”:  in respect of any Loan Party, any Subsidiary of such Loan Party (other than the Irish Guarantor) (a) that is a “controlled foreign corporation” as defined in Section 957 of the Code, (b) that is a Subsidiary (whether direct or indirect) of a “controlled foreign corporation” as defined in Section 957 of the Code, or (c) substantially all of the assets of which are Equity Interests (or Equity Interests and debt interests) in one or more “controlled foreign corporations” as defined in Section 957 of the Code. Notwithstanding anything to the contrary in any Loan Documents, the Irish Guarantor shall not be an Excluded Foreign Subsidiary.”

(e) The definition of “Foreign Investment Limit” in Section 1.1 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

““Foreign Investment Limit”:  at any time, with respect to all of the Loan Parties and in respect of (a) the aggregate amount of all Investments (other than Investments that are intercompany Indebtedness) made by any Loan Party in any Subsidiary (including any Foreign Subsidiary) that is not a Loan Party, in each case to the extent such Investments are made on or after the Closing Date and remain outstanding at such time, (b) the aggregate amount of all intercompany Indebtedness incurred by any Subsidiary (including any Foreign Subsidiary) that is not a Loan Party and owing to a Loan Party, in each case to the extent such intercompany Indebtedness is incurred on or after the Closing Date and remains outstanding at such time, (c) the aggregate amount of all Restricted Payments made on or after the Closing Date by any Loan Party to any Subsidiary (including any Foreign Subsidiary) that is not a Loan Party, (d) the aggregate amount of all Dispositions made on or after the Closing Date by any Loan Party to any Subsidiary (including any Foreign Subsidiary) that is not a Loan Party and (e) without duplication, the book value of the assets of any Loan Party that is merged or consolidated with or into any Subsidiary (including any Foreign Subsidiary) that is not a Loan Party if the surviving entity in such merger is not, or does not immediately become, a Loan Party, an aggregate amount for all of the foregoing clauses (a) through (e) not exceeding 10% of Consolidated Tangible Net Worth (measured as of the date of the financial statements most recently delivered to the Administrative Agent pursuant to Section 6.1 (or, prior to the date financial statements are first delivered to the Administrative Agent pursuant to Section 6.1, as of December 31, 2017)); provided that for purposes of this definition, any Investments, intercompany Indebtedness, Restricted Payments, and Dispositions that are made in connection with the lease at Eton House, Maidenhead Office Park in the United Kingdom shall be excluded from all of clauses (a) through (d).”

(f)The definition of “Guarantors” in Section 1.1 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

““Guarantors”: a collective reference to the Borrower, the Irish Guarantor and each Domestic Subsidiary of the Borrower which has become a Guarantor pursuant to the Guarantee and Collateral Agreement.  Notwithstanding the foregoing or any contrary provision herein or in any other Loan Document, (a) no Excluded Foreign Subsidiary shall be a Guarantor and (b) no Immaterial Subsidiary shall be required to be a Guarantor, but the Borrower may elect to make any Immaterial Subsidiary a Guarantor.”

(g)Section 6.2(h) is hereby amended and restated in its entirety to read as follows:

“by no later than three days prior to the effectiveness thereof, copies of substantially final drafts of any proposed amendment, supplement, waiver or other modification with respect to any Blue Angel Asset Acquisition Document;”

(h)Section 6.2(i) is hereby amended and restated in its entirety to read as follows:

“promptly, such additional financial and other information as the Administrative Agent or any Lender may from time to time reasonably request; and”

(i)Section 6.2 of the Credit Agreement is hereby amended to add, after subsection (i) thereof, a subsection (j) that shall read as follows:

“promptly following any request therefor, information and documentation reasonably requested in writing by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” and anti-money-laundering rules and regulations, including the Patriot Act and the Beneficial Ownership Regulation.”

(j)Section 6.11(c) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“With respect to any new First Tier Foreign Subsidiary or any First Tier Foreign Subsidiary Holding Company, as applicable, created or acquired after the Closing Date by any Loan Party or Enterasys, promptly (i) execute and deliver to the Administrative Agent such amendments to the Guarantee and Collateral Agreement or the Enterasys Pledge Agreement as the Administrative Agent reasonably deems necessary or advisable to grant to the Administrative Agent, for the ratable benefit of the Secured Parties, a perfected first priority security interest and Lien in the Capital Stock of such new First Tier Foreign Subsidiary or First Tier Foreign Subsidiary Holding Company, as applicable, that is owned by any such Loan Party or Enterasys (provided that in no event shall more than 65% of the total outstanding voting Capital Stock of any such new First Tier Foreign Subsidiary (other than the Irish Guarantor) or First Tier Foreign Subsidiary Holding Company (other than the Irish Guarantor), as applicable, be required to be so pledged), (ii) deliver to the Administrative Agent the certificates representing such Capital Stock (if certificated), together with undated stock powers, in blank, executed and delivered by a duly authorized officer of the relevant Loan Party or Enterasys, and take such other action (including, as applicable, the delivery of any Foreign Pledge Documents reasonably requested by the Administrative Agent) as may be necessary or, in the opinion of the Administrative Agent, desirable to perfect the Administrative Agent’s security interest therein, and (iii) if reasonably requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.”

(k)Section 6.11 of the Credit Agreement is hereby amended to add, after subsection (e) thereof, a subsection (f) that shall read as follows:

“With respect to the Irish Guarantor, promptly (i) cause the Irish Guarantor (A) to become a party to the Guarantee and Collateral Agreement as a Grantor and a Guarantor thereunder, (B) to take such actions as are necessary or advisable in the opinion of the Administrative Agent to grant to the Administrative Agent for the ratable benefit of the Secured Parties a perfected first priority security interest and Lien in the Collateral described in the Guarantee and Collateral Agreement, with respect to the Irish Guarantor, including the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Guarantee and Collateral Agreement or by law or as may be reasonably requested by the Administrative Agent, and the filing of Form C1 with the Irish Companies Registration Office, the filing of a notification with the Revenue Commissioners of Ireland in accordance with section 1001 of the Irish Taxes Consolidation Act 1997, and take such other action (including, as applicable, the delivery of any foreign law security documents reasonably requested by the Administrative Agent) as may be necessary or, in the opinion of the Administrative Agent, desirable to perfect the Administrative Agent’s security interest therein and (C) to deliver to the Administrative Agent a certificate of the secretary (or other equivalent officer) of the Irish Guarantor of the type described in Section 5.1(c), in form reasonably satisfactory to the Administrative Agent, with appropriate insertions and attachments, and (iii) deliver to the Administrative Agent legal opinions addressing such matters as the Administrative Agent may reasonably specify, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.”

(l)Section 7.2(q) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(i) Indebtedness incurred on or after the Closing Date by any Subsidiary (including any Foreign Subsidiary) that is not a Loan Party and owing to a Loan Party; provided that no Indebtedness incurred at any time in reliance on this clause (q)(i) shall cause the Foreign Investment Limit in effect at such time to be exceeded, (ii) Indebtedness incurred by the Irish Guarantor (A) pursuant to the Loan Agreement, dated as of June 28, 2018, by and between Extreme Networks Ireland Limited and the Irish Guarantor in an aggregate principal amount not to exceed $85,000,000 and (B) pursuant to the Platform Contribution License Agreement, dated as of June 28, 2018, by and between Extreme Networks, Inc. and Extreme Networks Ireland Holding Limited in an aggregate principal amount not to exceed $23,000,000, and (iii) to the extent payments to be made by the Irish Guarantor to Extreme Networks Ireland Limited in connection with the Enterasys IP License Agreement (Enterasys IP), dated as of September 30, 2018, by and between Extreme Networks, Inc. and Extreme Networks Ireland Holding Limited are payments in respect of Indebtedness, Indebtedness owing by the Irish Guarantor to Extreme Networks Ireland Limited in an aggregate principal amount not to exceed $61,000,000.”

(m) Section 7.10 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Enter into any transaction, including any purchase, sale, lease or exchange of property, the rendering of any service or the payment of any management, advisory or similar fees, with any Affiliate (other than any other Loan Party or between or among any Subsidiaries that are not Loan Parties) unless such transaction is (a)(i) not otherwise prohibited under this Agreement or any other Loan Document, (ii) in the ordinary course of business of the relevant Group Member, (iii) upon fair and reasonable terms no less favorable to the relevant Group Member than it would obtain in a comparable arm’s length transaction with a Person that is not an Affiliate, and (iv) one the consummation of which would not cause the Foreign Investment Limit in effect at such time to be exceeded, (b) one involving the payment of customary directors’ fees and indemnification and reimbursement of expenses to directors and employees, (c) one involving the issuance of stock and stock options pursuant to the Borrower’s stock option plans and stock purchase plans, (d) one involving reasonable compensation paid to officers and employees in their capacities as such (e) one in connection with the Irish Intellectual Property License so long as the transaction is otherwise permitted hereunder.”

(n)The proviso at the end of the definition of “Excluded Assets” in Section 1.1 of the Pledge Agreement is hereby amended and restated as follows:

“provided, however, that (i) any Proceeds, substitutions or replacements of any Excluded Assets shall not be Excluded Assets (unless such Proceeds, substitutions or replacements are otherwise, in and of themselves, Excluded Assets) and (ii) the Pledgor’s right, title or interest in the Capital Stock or other Equity Interest in the Irish Guarantor shall not be Excluded Assets.”

SECTION 2Conditions Precedent to Effectiveness.  The effectiveness of Section 1 of this Agreement shall be subject to the prior satisfaction of each of the following conditions precedent (the first date on which all such conditions shall be satisfied or waived, the “Effective Date”):

(a)Executed Agreement. The Administrative Agent shall have received from the Borrower, Enterasys and the Lenders constituting the Required Lenders a duly executed counterpart of this Agreement.

(b)Costs and Expenses. The Borrower shall have paid all costs and expenses of the Administrative Agent then due in accordance with Section 5(d) hereof and Section 10.5(a) of the Credit Agreement, to the extent such costs and expenses have been invoiced to the Borrower prior to the Effective Date.

(c)Representation and Warranties; No Default.  On the Effective Date, after giving effect to this Agreement, (i) the representations and warranties contained in Section 3 of this Agreement shall be true and correct and (ii) no Default or Event of Default shall have occurred and be continuing.

SECTION 3Representations and Warranties.  Each of the Borrower and Enterasys hereby represents and warrants to the Administrative Agent and the Lenders that:

(a)no Default or Event of Default exists immediately before, and that no Default or Event of Default exists immediately after, giving effect to the amendments contemplated by Section 1 hereof;

(b)the execution, delivery, and performance by the Borrower and Enterasys of this Agreement have been duly authorized by all necessary corporate action on the part of the Borrower and Enterasys, as applicable, and do not and will not require any registration with, consent or approval of, or notice to or action by, any Person (including any Governmental Authority) in order to be effective and enforceable;

(c)this Agreement and the other Loan Documents constitute the legal, valid, and binding obligations of each of the Borrower and Enterasys party hereto or thereto, and are enforceable against each such Person in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles and principles of good faith and fair dealing (whether enforcement is sought by proceedings in equity or at law); and

(d)each of the representations and warranties made by each of the Borrower and Enterasys in or pursuant to any Loan Document (after giving effect to the amendments to the Credit Agreement and the Pledge Agreement contemplated by this Agreement) (i) that is qualified by materiality is true and correct, and (ii) that is not qualified by materiality, is true and correct in all material respects, in each case, on and as of the date hereof, except to the extent that any such representation and warranty expressly relates to an earlier date, in which case such representation and warranty shall have been true and correct in all material respects or in all respects, as required, as of such earlier date.

SECTION 4Reaffirmation.

(a)Validity of Obligations.  The Borrower acknowledges and agrees that, both before and after giving effect to this Agreement, the Borrower is indebted to the Lenders for the Obligations, without defense, counterclaim or offset of any kind and the Borrower hereby ratifies and reaffirms the validity, enforceability and binding nature of such Obligations.

(b)Validity of Liens and Loan Documents.  Each of the Borrower and Enterasys hereby agrees and confirms that the Credit Agreement and each other Loan Document constitutes a legal, valid, and binding obligation of the Borrower and Enterasys, in each case, to the extent party to such Loan Document, enforceable against the Borrower and Enterasys in accordance with its terms.  Each of the Borrower and Enterasys hereby ratifies and reaffirms the validity and enforceability (without defense, counterclaim or offset of any kind) of the Liens and security interests granted to the Administrative Agent for the benefit of the Secured Parties to secure any of the Obligations by the Borrower or Enterasys pursuant to the Loan Documents to which any of the Borrower or Enterasys is a party and hereby confirms and agrees that notwithstanding the effectiveness of this Agreement, and except as expressly amended by this Agreement, each such Loan Document is, and shall continue to be, in full force and effect and each is hereby ratified and confirmed in all respects, except that, on and after the effectiveness of this Agreement, each reference in the Loan  Documents to the “Credit Agreement”, “thereunder”, “thereof” (and each reference in the Credit Agreement to this “Agreement”, “hereunder” or “hereof”) or words of like import shall mean and be a reference to the Credit Agreement as amended by this Agreement and on and after the effectiveness of this Agreement, each reference in the Loan  Documents to the “Pledge Agreement”, “thereunder”, “thereof” (and each reference in the Pledge Agreement to this “Agreement”, “hereunder” or “hereof”) or words of like import shall mean and be a reference to the Pledge Agreement as amended by this Agreement.

SECTION 5Miscellaneous.

(a)Agreements Otherwise Not Affected. Except as expressly contemplated hereby, each of the Credit Agreement and Pledge Agreement shall remain unchanged and in full force and effect and is hereby ratified and confirmed in all respects. The Administrative Agent’s and the Lenders’ execution and delivery of, or acceptance of, this Agreement shall not be deemed to create a course of dealing or otherwise to create any express or implied duty by the Administrative Agent or any Lender to provide any other or further amendments under the same or similar circumstances in the future.

(b)No Reliance. The Borrower hereby acknowledges and confirms to the Administrative Agent and the Lenders that it is executing this Agreement on the basis of its own investigation and for its own reasons without reliance upon any agreement, representation, understanding or communication by or on behalf of any other Person.

(c)Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and to the benefit of their respective successors and assigns permitted by the terms of the Loan Documents. No third party beneficiaries are intended in connection with this Agreement.

(d)Costs and Expenses. The Borrower hereby agrees to pay to the Administrative Agent on demand the reasonable and documented out-of-pocket costs and expenses of the Administrative Agent, and the reasonable and documented out-of-pocket fees and disbursements of counsel to the Administrative Agent, in connection with the negotiation, preparation, execution and delivery of this Agreement and any other documents to be delivered herewith.

(e)Governing Law. This Agreement, the other Loan Documents and any claims, controversy, dispute or causes of actions arising therefrom (whether in contract or tort or otherwise) shall be construed in accordance with and governed by the law of the State of New York. This Section 5(e) shall survive the Discharge of Obligations. This Agreement is subject to the provisions of Section 10.14 of the Credit Agreement and Section 7.11 of the Pledge Agreement relating to submission to jurisdiction, jury trial waiver and judicial reference, which provisions are by this reference incorporated herein, mutatis mutandis, as if set forth herein in full.

(f)Complete Agreement; Amendments. This Agreement, together with the Credit Agreement, the Pledge Agreement and the other Loan Documents, contains the entire and exclusive agreement of the parties hereto with reference to the matters discussed herein and therein. This Agreement supersedes all prior drafts and communications with respect hereto and may not be amended except in accordance with the provisions of Section 10.1 of the Credit Agreement.

(g)Severability. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under all applicable laws and regulations. If, however, any provision of this Agreement shall be prohibited by or invalid under any such law or regulation in any jurisdiction, it shall, as to such jurisdiction, be deemed modified to conform to the minimum requirements of such law or regulation, or, if for any reason it is not deemed so modified, it shall be ineffective and invalid only to the extent of such prohibition or invalidity without affecting the remaining provisions of this Agreement, or the validity or effectiveness of such provision in any other jurisdiction.

(h)Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of this Agreement by PDF, facsimile or other electronic method of transmission shall be equally as effective as delivery of an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability and binding effect of this Agreement.

(i)Interpretation. This Agreement is the result of negotiations between and has been reviewed by respective counsel to the Loan Parties and Enterasys and is the product of all parties hereto. Accordingly, this Agreement shall not be construed against any party merely because of its involvement in the preparation hereof.

(j)Loan Document. This Agreement shall constitute a Loan Document.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

EXTREME NETWORKS, INC., as Borrower
By:	/s/Matt Cleaver
Name:Matt Cleaver
Title: Interim CFO and VP of Finance

ENTERASYS NETWORKS, INC.
By:	/s/Katy Motiey
Name:Katy Motiey
Title: Director and Secretary

BANK OF MONTREAL, as Administrative Agent
By:	/s/Michael Kus
Name:Michael Kus
Title:Managing Director

2

BMO HARRIS BANK N.A., as Lender
By:	/s/Michael Kus
Name:Michael Kus
Title: Managing Director

3

JPMORGAN CHASE BANK, N.A., as Lender
By:	/s/Eleftherios Karsos
Name:Eleftherios Karsos
Title: Authorized Officer

BANK OF AMERICA, N.A., as a Lender
By:	/s/Molly Daniello
Name:Molly Daniello
Title: Vice President

2

Silicon Valley Bank, as Lender
By:	/s/Stephen Chang
Name:Stephen Chang
Title: Director

3